EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Indus Group, Inc. of our report dated January 24, 1997, included in the 1996 Annual Report to the Shareholders of The Indus Group, Inc.

         Our audits also included the financial statement schedule of The Indus Group, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

         We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-04654) pertaining to the 1995 Stock Plan, 1995 Director Option Plan and Employee Stock Plan of The Indus Group, Inc. of our report dated January 24, 1997, with respect to the consolidated financial statements of The Indus Group, Inc. incorporated by reference in this Annual Report (Form 10K) for the year ended December 31, 1996.

                                                           /s/ Ernst & Young LLP

Palo Alto, California
March 24, 1997




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